                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

     NAME OF              STATE OF                     SUBSIDIARIES
  SUBSIDIARIES          INCORPORATION               ARE DOING BUSINESS
----------------     -------------------    --------------------------------

StarTek USA, Inc.
(formerly named
StarPak, Inc.)            Colorado          StarTek Teleservices, Inc.
                                            StarTek Technical Services, Inc.
                                            StarTek Internet, Inc.
                                            StarTek, Inc.


StarTek Europe,
Ltd. (formerly
named StarTek
International,
Ltd.)                     Colorado          StarPak, Inc.